EXHIBNIT 99.2
FOR IMMEDIATE RELEASE

CONTACT: MICHAEL A. JEFFRIES
         PRESIDENT AND CHIEF EXECUTIVE OFFICER
         (602) 423-1954

               BRUCE H. WHITEHEAD AND DAVID A. KREMSER RESIGN FROM
                UNISON HEALTHCARE CORPORATION BOARD OF DIRECTORS

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            INDEPENDENT DIRECTOR TYRRELL L. GARTH APPOINTED CHAIRMAN
                         AND SPECIAL COMMITTEE DISBANDED

         Scottsdale, Arizona (June 4, 1998) - The Board of Directors of Unison HealthCare Corporation announced today that it had accepted the resignations of Bruce H. Whitehead as Chairman of the Board and a member of Unison's Board of Directors and David A. Kremser as a member of the Unison Board. Tyrrell L. Garth, currently a Unison Director and Chairman of the Special Committee of the Unison Board, was appointed Chairman of the Board of Directors. With these resignations, the Board now consists of seven individuals. The Company is currently implementing a search for replacements and has requested input and potential Board candidate recommendations from its major creditor constituencies.

         The Board also announced that it has disbanded the Special Committee which was formed for the purposes of an independent, unconflicted negotiating body in the restructuring of the Company. The Board announced that the Committee was no longer necessary given that there were no longer any interested Directors serving as members and that future action on matters of restructuring will be acted upon by the full Board.

         Unison HealthCare Corporation is a provider of quality long-term and specialty health care services. The Company provides a broad range of health care services including nursing care, rehabilitation therapy, pharmacy and other specialized services, primarily to subacute patients. The Company currently operates 42 skilled nursing facilities and six independent living facilities, representing 4,425 beds.

         THE STATEMENTS APPEARING ABOVE, WHICH ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS, INCLUDING DELAYS IN OR INABILITY TO CONCLUDE TRANSACTIONS, ADVERSE ACTIONS WHICH MAY BE TAKEN BY THE COMPANY'S CREDITORS, THE ESTABLISHMENT OF COMPETING FACILITIES AND SERVICES, CANCELLATION OF LEASES OR CONTRACTS, CHANGES IN APPLICABLE LAWS AND REGULATIONS, GENERAL MARKET ACCEPTANCE OF THE COMPANY'S FACILITIES AND SERVICES, FLUCTUATIONS IN MARGINS, DEMAND FLUCTUATIONS, ACCESS TO DEBT OR EQUITY FINANCING IN LIGHT OF RECENT LOSSES AND CASH FLOW SHORT FALLS, ADVERSE UNINSURED DETERMINATIONS IN EXISTING OR FUTURE LITIGATION OR REGULATORY PROCEEDINGS AND OTHER RISKS.

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